SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid_________________

  2) Form, Schedule or Registration Statement No.:_________________

  3) Filing Party:__________________

  4) Date Filed:_________________

                                 CNB CORPORATION

                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2006

TO THE SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of CNB Corporation, a South Carolina corporation (the "Company"), will be held in the Conway Banking Office of The Conway National Bank at 1411 Fourth Avenue, Conway, South Carolina, at 5:30 p.m., Conway, South Carolina time, on Tuesday, May 9, 2006. The Annual Meeting is being held for the following purposes:

         (1) To elect four Directors;

         (2) To ratify the appointment of Elliott Davis, LLC as the Company's independent public accountant for the fiscal year ending December 31, 2006; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only those holders of common stock of the Company of record at the close of business on April 6, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, we encourage you to please date, sign, and promptly return the enclosed proxy (blue sheet) in the enclosed, self-addressed, stamped envelope. If you are a record shareholder and attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record shareholder at any time before it is exercised.

                                    By Order of the Board of Directors


                                    --------------------------------------------
                                    R. Phil Hucks
                                    President


                                    --------------------------------------------
                                    H. Buck Cutts
                                    Chairman of the Board


Conway, South Carolina
April 17, 2006

                                 CNB CORPORATION
                                1400 Third Avenue
                          Conway, South Carolina 29526

                              -------------------

                                 PROXY STATEMENT

                              -------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2006


         The accompanying proxy is solicited by and on behalf of the Board of Directors of CNB Corporation, a South Carolina Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 9, 2006 (the "Annual Meeting"), at 5:30 p.m., Conway, South Carolina time, in the Conway Banking Office of The Conway National Bank at 1411 Fourth Avenue, Conway, South Carolina, or any adjournment thereof. This proxy statement was first mailed to shareholders on or about April 17, 2006.

Solicitation of Proxies

         Solicitation of proxies may be made in person or by mail, courier, telephone, facsimile, e-mail, radio, television, website posting or newspaper, by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. The Company anticipates the total cost of the solicitation, including fees for attorneys, accountants, public relations, proxy solicitors, advertising, printing and mailing, and other costs incidental to the solicitation, will be approximately $160,000 in excess of its normal proxy solicitation costs. The Company has not expended any amounts to date. Costs represented by salaries and wages of regular employees and officers who may assist in the solicitation are not included in this estimate. The Company has retained the services of Carolina Public Relations/Marketing, Inc. ("Carolina PR") to assist it in the solicitation of proxies. Carolina PR has also agreed to provide public relations counsel and related services. The Company anticipates that the fees it pays to Carolina PR in connection with the proxy solicitation will be approximately $25,000. These fees are included in the estimate of the total cost of the solicitation set forth above. The Company has also agreed to reimburse expenses incurred by Carolina PR on the Company's behalf, and to indemnify Carolina PR against losses, claims, damages, expenses or liabilities incurred by it based on information or representations furnished by the Company. It is currently anticipated that approximately seven persons subcontracted by Carolina PR will solicit shareholders on behalf of the Board of Directors.


         The Company's principal executive offices are located at 1400 Third Avenue, Conway, South Carolina 29526. The Company's telephone number is (843) 248-5721.

                                  ANNUAL REPORT

         The annual report to shareholders covering the Company's fiscal year ended December 31, 2005, including financial statements, is enclosed herewith. Such annual report to shareholders does not form any part of the material for the solicitation of proxies.

                VOTING PROCEDURES AND MATTERS RELATING TO PROXIES

Voting

         Shareholders who hold their shares of record in their own names can vote their shares by marking the enclosed proxy form, dating it, signing it, and returning it to the Company in the enclosed postage-paid envelope. Shareholders of record can also attend the Annual Meeting and vote in person. Shareholders who hold their shares in street name with a broker or other nominee can direct their vote by submitting voting instructions to the broker or nominee in accordance with the procedure on the voting card provided by the broker or nominee. Shareholders who hold their shares in street name may attend the Annual Meeting if they present evidence that they are beneficial owners of shares, but may not vote in person without a proxy appointment from a shareholder of record.

Revocation of Proxy

         Any record shareholder who returns the accompanying proxy may revoke it at any time prior to its exercise by: (a) giving written notice of revocation to
R. Phil Hucks, President, CNB Corporation, 1400 Third Avenue, Conway, South Carolina 29526, (b) voting in person at the Annual Meeting, or (c) executing and delivering to the Company a later dated proxy. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, any record shareholder who desires to do so may attend the meeting and vote in person in which case the proxy will not be used. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

 Quorum, Vote Required and Method of Counting Votes

         The voting securities of the Company are shares of its common stock, $10.00 par value ("Company Stock"), each share of which entitles the record holder to one vote on each matter to come before the Annual Meeting or any adjournment thereof.

         At the close of business on March 21, 2006, the Company had issued and outstanding approximately 788,531 shares of Common Stock held of record by approximately 782 persons. Only holders of record of Company Stock at the close of business on April 6, 2006 (the "Record Date"), are entitled to notice of and to vote on matters that come before the Annual Meeting or any adjournment thereof.

         The presence in person or by proxy of the holders of one-third of the outstanding shares of Company Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. If a share is represented for any purpose at the Annual Meeting by the presence of the record owner or a person holding a valid proxy for the record owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of shares present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company and paid solicitors may solicit proxies for the reconvened meeting in person or by mail, telephone or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. "Plurality" means that, if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. As discussed below under "ELECTION OF DIRECTORS," the Board of Directors has been advised that three additional persons will be nominated by a group of shareholders at the Annual Meeting. If such persons are nominated, there will be seven nominees to fill four seats and the four nominees who receive the most votes will be elected as directors. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Pursuant to the Company's articles of incorporation, cumulative voting is not permitted.

         If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting, including ratification of appointment of the independent registered public accounting firm, will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal.

Actions to be taken by the Proxies

         The persons named as proxies on the enclosed proxy form were selected by the Board of Directors. Unless the shareholder otherwise specifies therein, the proxies intend to vote:

          (a) "For" the election of the four persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and

          (b) "For" the ratification of the appointment of Elliott Davis, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

         In each case where the shareholder has appropriately specified how his or her shares are to be voted, they will be voted in accordance with his specifications.

         As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the proxy agents, but the Board of Directors does not know of any such other matter of business.

                        ATTENDANCE AT THE ANNUAL MEETING

         Because of the limited space available, the Company reserves the right to admit to the Annual Meeting only record shareholders and their spouses and beneficial owners who present evidence (such as a brokerage statement or other materials from the record owner of the shares), establishing that they are beneficial owners of the shares and their spouses. Spouses who are neither record shareholders nor beneficial owners of shares may be asked to leave the meeting if necessary to make space for attendance by record shareholders and beneficial owners of shares.


                              SHAREHOLDER PROPOSALS

         Any shareholder of the Company who wishes to present a proposal for action at the 2007 Annual Meeting of Shareholders may do so by delivering the proposal in writing to the President of CNB Corporation, 1400 Third Avenue, Conway, South Carolina 29526. Such written proposals must be received prior to December 18, 2006, for inclusion, if otherwise appropriate, in the Company's Proxy Statement and form of Proxy relating to that meeting. The Board of Directors may seek discretionary authority to vote on any proposal received after March 3, 2007. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement and proxy.


                          SECURITY OWNERSHIP OF CERTAIN
                                BENEFICIAL OWNERS

         Set forth below is information as of March 21, 2006 about persons who are currently beneficial owners of 5% or more of the Company's common stock.

                                                                         Number of
                                                                           Shares                Percent of
                                                                        Beneficially            Outstanding
Name of Beneficial Owner                                                   Owned                   Shares
------------------------                                                   -----                   ------
CNB Corporation Profit Sharing and Savings Plan (1)                       40,574                    5.15%
1400 Third Avenue
Conway,  South Carolina  29526

Willis J. Duncan (2)                                                      18,966                    2.41%
1207 Fifth Avenue
Conway, South Carolina 28526

W. Jennings Duncan (2)                                                    39,264                    5.00%
515 Tenth Avenue
Conway, South Carolina 28526

(1) Shares held by the Profit Sharing and Savings Plan are voted by the trustees of the Plan. The trustees are R. Phil Hucks, Paul R. Dusenbury and Richard M. Lovelace, Jr., directors of the Company, and E. Wayne Suggs, Vice President of The Conway National Bank. Pursuant to Rule 13d-3 of the Securities and Exchange Commission, the trustees of the Plan may be deemed to be beneficial owners of the shares held by the Plan. The trustees disclaim beneficial ownership of such shares.
(2) Based on information set forth in a Schedule 13D/A filed with the Securities and Exchange Commission, which information has not been independently verified. The Schedule 13D/A states that the Duncans constitute a group pursuant to Rule 13d-3 of the Securities and Exchange Commission. As a result, each is deemed to be the beneficial owner of the others' shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of March 21, 2006, certain information about the beneficial ownership of the Company's common stock by each executive officer and director of the Company and each nominee for director, and all executive officers and directors as a group.

Name and Address                                            Amount and Nature of                Percent
of Beneficial Owner                                         Beneficial Ownership               of Class
-------------------                                         --------------------               --------
James W. Barnette, Jr. (1)                                           6,411                        .81%

William R. Benson  (2)                                              34,183                       4.34%

Harold G. Cushman, Jr. (3)                                           1,969                        .25%

H. Buck Cutts (4)                                                   17,198                       2.18%

W. Jennings Duncan (5)                                              39,264                       5.00%

Willis J. Duncan                                                    18,966                       2.41%

Paul R. Dusenbury (6)                                                1,211                        .15%

George H. Goldfinch, Jr.                                             1,938                        .25%

M. Russell Holliday, Jr. (7)                                         7,426                        .94%

R. Phil Hucks (8)                                                    2,475                        .31%

Richard M. Lovelace, Jr. (9)                                         1,774                        .22%

Howard B. Smith, III                                                 3,995                        .51%

All Executive Officers and Directors as a Group
(10 persons)                                                       127,446                      16.16%

----------------------

         Except as indicated below, each director or director nominee of the company has sole voting and investment power with respect to all shares of Company stock owned by such director or director nominee.

         (1)  Includes 5,308 shares held by Janet J. Barnette (wife).

         (2) Includes 95 shares held by Timna Benson (wife); 1,460 shares held by Ella Earle Benson (mother); 14,898 shares held by the Ella Earle Benson Trust; 3,806 shares held by The Busbee Trust; and 13,200 shares held by E Square Farms, LLC.
         (3)  Includes 756 shares held by Dianne C. Cushman (wife).
         (4)  Includes 1,422 shares held by Brenda M. Cutts (wife).
         (5) Includes 1,831 shares held by Robin F. Duncan (wife); 3,995 shares held by Ann Louise Duncan (daughter); 3,995 shares held by Willis Jennings Duncan, V (son); 3,995 shares held by Margaret Brunson Duncan (daughter); and 13,638 shares held as personal representative of the estate of Hariette B. Duncan.
         (6) Includes 461 shares held by Jennifer S. Dusenbury (wife); 120 shares held by Elena Cox Dusenbury (daughter); and 120 shares held by Sarah Cherry Dusenbury (daughter).
         (7) Includes 495 shares held by the David D. and Christian M. Holliday Douglas Children's Trust FBO Marjorie Russell Douglas, M. Russell Holliday, Jr., Trustee
         (8)  Includes 440 shares held by Willie Ann Hucks (wife).
         (9)  Includes 1,669 shares held by Rebecca S. Lovelace (wife).

                              ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company provide for the Board of Directors to be divided into three classes, each as nearly equal in number as possible, and each serving three-year staggered terms.

         The Board of Directors has, by resolution, fixed the number of Directors at ten. Four directors will be elected at the Annual Meeting to each serve a three-year term. Directors serve until their successors are elected and have qualified to serve. No person being nominated by the Board of Directors is being proposed pursuant to any agreement or understanding between any person and the Company.

         The four nominees proposed by the Board for election at the Annual Meeting are Messrs. William R. Benson, Paul R. Dusenbury, George H. Goldfinch, Jr. and Ms. M. Russell Holliday, Jr. Information about the nominees is set forth below under "INFORMATION ABOUT NOMINEES AND DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING OF SHAREHOLDERS - Nominees for Election to Serve until the 2009 Annual Meeting of Shareholders." Each of the nominees has consented to be named in this Proxy Statement.

         Mr. Dusenbury is currently a director of the Company. Mr. Benson is also currently a director of the Company, having been elected by the Board to fill the seat vacated by the death of John K. Massey, who died in March 2005. Under South Carolina law, directors elected by the Board of Directors may only serve until the next annual meeting of shareholders, at which time they may be nominated for election by the shareholders. Accordingly, Mr. Benson has been nominated for election by the shareholders at the Annual Meeting. Mr. Goldfinch and Ms. Holliday are not currently directors of the Company. Messrs. Benson, Dusenbury and Goldfinch and Ms. Holliday were recommended for nomination as directors by non-management directors of the Company. The Board of Directors has been advised by the nominees that they will stand for election and will serve if elected. However, if any nominee for the office of director should become unable or unwilling to serve for any reason, it is intended that the persons acting as proxies will vote for the election, in his or her stead, of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

         Unless authority to vote is withheld, the proxies named on the proxy form intend to vote FOR election as director of each of Messrs. Benson, Dusenbury and Goldfinch and Ms. Holliday.

         W. Jennings Duncan and Willis J. Duncan have indicated their intention to nominate three persons for election as directors of the Company at the Annual Meeting and to solicit proxies for election of such persons. Those persons are Willis J. Duncan, Edward T. Kelaher and George F. Sasser. Mr. Duncan, age 78, is a director of the Company whose current term expires at the Annual Meeting. Mr. Duncan was Chairman of the Board of the Company and the Bank from 1988 until June 2005. Mr. Kelaher, age 51, is described by the persons nominating him as a lawyer with Kelaher, Connell & Conner, PC, and a Priest at All Saints Parish (Episcopal Church), Pawleys Island, South Carolina. Mr. Sasser, age 69, is described by the persons nominating him as a retired athletic director at Coastal Carolina University.

             INFORMATION ABOUT NOMINEES, DIRECTORS WHOSE TERMS WILL
               CONTINUE AFTER THE ANNUAL MEETING OF SHAREHOLDERS
                             AND EXECUTIVE OFFICERS

Nominees for Election to Serve until the 2009 Annual Meeting of Shareholders

         Set forth below is information about the four persons nominated by the Board of Directors of the Company for election to three-year terms on the Board of Directors.

         William R. Benson, age 53, has been a director of the Company since June 2005. Since 2005, Mr. Benson has been Senior Vice President and Inland Area Executive of The Conway National Bank. Mr. Benson was Vice President and Loan Officer of The Conway National Bank from 1985 to 2005. Mr. Benson has served on the Credit Committee of The Conway National Bank since 1993. He began his banking career in 1976. Mr. Benson currently serves as Trustee and Finance Committee Chairman of Conway Hospital; Commissioner and Treasurer of Shoreline Behavioral Health Services; Vice Chairman of the Board of Visitors of Coastal Carolina University Wall School of Business; and Board Member and Treasurer at Smith Jones Recreation Center.

         Paul R. Dusenbury, age 47, has been a director of the Company since 1997. Mr. Dusenbury has been Executive Vice President of the Company and The Conway National Bank since June 2005, and Chief Financial Officer and Treasurer of the Company since its inception in 1985. Mr. Dusenbury has been Cashier of the Bank since 1988 and was Vice President of the Bank and the Company from 1988 until June 2005. Prior to coming to work at the Bank in 1982, Mr. Dusenbury was employed by the Office of the Comptroller of the Currency as a bank examiner. Mr. Dusenbury is a member and past chair of the Administrative Council of the Aynor United Methodist Church and currently serves as a member of council and chair of the Finance Committee. Mr. Dusenbury also serves as the Secretary/Treasurer of the Aynor United Methodist Men group; past-president and board member of the Aynor Lions Club; and has served as the chair of the Board of Directors of Conway Hospital. Mr. Dusenbury is a member of the Horry County Comprehensive Plan Steering Committee.

         George H. Goldfinch, Jr. age 53, has been President of Goldfinch Funeral Services, Inc. since 1995, and President and Chairman of Hillcrest Cemetery since 1998. Mr. Goldfinch is a member of the board of the United Way of Horry County, a trustee of Conway Medical Center, and a director of both the South Carolina Funeral Directors Association and the South Carolina Cemetery Association. He is also a member of Union United Methodist Church of Conway, past chairman of the Conway Hospital Foundation and past vice president of the Conway Chamber of Commerce.

         M. Russell Holliday, Jr., age 56, has been President of Monroe Management in Galivants Ferry since November, 2000. Monroe Management is an asset management company that manages the assets of Holliday Associates, Holliday Banco, Galivants Ferry Theater Company, C&R Properties, Riverside Partnership, Palmetto Farms Corporation and other Holliday family assets. Ms. Holliday serves on the boards of The Citadel Foundation and the Hollings Cancer Center, on the Advisory Board of Palmetto Project and on the Galivants Ferry Stump Committee. She has previously served on the Board of the South Carolina Department of Natural Resources, the Presbyterian College Board of Visitors and the Board of Trustees of Francis Marion University.

         Richard M. Lovelace, whose term as a director will expire at the 2006 Annual Meeting, is not a nominee for re-election.

Information about Current Directors whose terms will continue after the 2006 Annual Meeting

         The following table sets forth the name, age and term as director for each director whose term will continue after the 2006 Annual Meeting of Shareholders.

Name (Age)                                   Director Since       Term Expires
----------                                   --------------       ------------

James W. Barnette, Jr. (61)                         1984              2007

Harold G. Cushman, Jr. (76)                         1963              2008

H. Buck Cutts (64)                                  2002              2008

W. Jennings Duncan (50)                             1984              2007

R. Phil Hucks (60)                                  1993              2008

Howard B. Smith, III (56)                           1993              2008

         Set forth below is information about the business experience for at least the past five years of each director whose term of office will continue after the 2006 Annual Meeting.

         James W. Barnette, Jr. has been a director of the Company and The Conway National Bank since 1984. Mr. Barnette has been President of Surfside Rent Mart, a general rental company located in Surfside Beach, South Carolina since 1992. Mr. Barnette was the General Manager of Quail Creek, Burning Ridge, and Indian Wells Golf Clubs from 1985 to 1988; was Vice President of Myrtle Beach Farms Company and General Manager of Myrtlewood Golf Courses from 1970 to 1984; and was a Teacher at Conway High School from 1967 to 1970. Mr. Barnette has served on the Horry County Board of Education, and served as Chair of its Building Committee and Finance Committee. Mr. Barnette has also served as a member and Treasurer of the Executive Board of Golf Holiday, and as a member of the Executive Board of the Grand Strand Executive Golf Association.

         Harold G. Cushman, Jr. has served as a Director of The Conway National Bank since 1963 and a director of the Company since its inception in 1985. Mr. Cushman retired in 1995 as President of Dargan Construction Company, Inc. He is a director of Dargan Construction Company, Coastal Crane Company, and the Myrtle Beach National Company. Mr. Cushman graduated from The Citadel and served in the U.S. Army and in the South Carolina National Guard. Mr. Cushman has served as president and director of the Myrtle Beach Rotary Club, and as secretary of the Governor's Task Force-State Military Base Closing Commission. He is a former president of the Dunes Golf & Beach Club. He was also a member of the Governing Board of the Waccamaw Center for Mental Health and served on the Board of Advisors of the Presbyterian Home of South Carolina. Mr. Cushman is an Elder at the First Presbyterian Church of Myrtle Beach.

         H. Buck Cutts has been a director of the Company and The Conway National Bank since 2002. He is a graduate of the University of South Carolina with a BS degree in Finance and the University of South Carolina School of Law with a Juris Doctor degree in 1974. He practiced law in Myrtle Beach and Surfside Beach until his retirement in 2003. Mr. Cutts served in the U.S. Air Force from 1966-1971. He has served on the State Board of Directors of the Cystic Fibrosis Foundation and on the Board of Directors for Family Outreach of Horry County. He has also served as a Scout Master with a Boy Scout troop in Surfside Beach. Mr. Cutts is a member of First United Methodist Church in Conway. He has been a stockholder since 1944.

         W. Jennings Duncan has been a director of the Company since 1984. He was President and Chief Executive Officer of the Company and The Conway National Bank from 1988 until June 2005. Mr. Duncan began working for the Bank in 1982.

         R. Phil Hucks has been a director of the Company since 1993. Mr. Hucks has been President and Chief Executive Officer of the Company and The Conway National Bank since June 2005. From 1988 until June, 2005, he was Executive Vice President of the Company and the Bank. Mr. Hucks has been Chief Operations Officer of the Bank since 1980. Mr. Hucks is a director and past chairman of the South Carolina Automated Clearing House Association which has oversight over all electronic payments in South Carolina. He is vice-chairman of the Horry County Planning Commission and chairman of the Zoning Committee, and is a member and past president of the Conway Lions Club. He is a member of Union United Methodist Church where he is Chairman of the Finance Committee and a Sunday school teacher.

         Howard B. Smith, III, is a certified public accountant and has been Executive in Residence for Accounting, Finance and Economics, and a Senior Lecturer of Accounting at the Wall College of Business, Coastal Carolina

University since 2001. Mr. Smith was an Assistant Professor of accounting at Coastal Carolina University from 1998 until 2002. Mr. Smith is also a frequent instructor and discussion leader for continuing professional education for the South Carolina Association of Certified Public Accountants. From 1978 until 1997, Mr. Smith practiced public accounting with Smith, Sapp, Bookhout, Crumpler & Callihan, P. A., certified public accountants, in Myrtle Beach, South Carolina. From 1998 until 2001, Mr. Smith was Chief Financial Officer for Ocean Pointe, Inc., a condominium real estate development company in North Myrtle Beach, South Carolina. Mr. Smith is an active community leader and has been involved in numerous professional community associations. He has served as President of the Grand Strand Chapter and the Pee Dee Chapter of the South Carolina Association of Certified Public Accountants, member of the Board of Directors of the South Carolina Association of Certified Public Accountants, and as chairman of various committees of the association. Mr. Smith is also a member of the Salvation Army Boys and Girls Club Advisory Board, and has served as chairman and founding member of the Conway Hospital Foundation, chair of the Board of Directors of Conway Hospital, founding member of the Conway High School Educational Foundation, Secretary/Treasurer of the Horry County Red Cross, founding member of the Waccamaw Community Foundation, and founding member and Secretary/Treasurer of the Conway High School Athletic Foundation. Mr. Smith is a member of First United Methodist Church in Conway.

Executive Officers of the Company

         The executive officers of the Company are R. Phil Hucks, President and Chief Executive Officer, Paul R. Dusenbury, Executive Vice President, Chief Financial Officer and Treasurer, and William R. Benson, Senior Vice President. Information about Messrs. Hucks, Dusenbury and Benson is set forth above under "--Nominees for Election to Serve until the 2009 Annual Meeting of Shareholders" and "--Information about Current Directors whose terms will continue after the 2006 Annual Meeting. All executive officers serve at the pleasure of the Board of Directors of the Company.

Family Relationships

         W. Jennings Duncan is Willis J. Duncan's son. No other family relationships exist among the above named directors or officers of the Company.

                               GOVERNANCE MATTERS

Committees of the Board of Directors

         In June 2005, the newly reorganized Board of Directors eliminated the Executive Committee of the Board of Directors, which had previously had the responsibility for making recommendations relating to nominations of directors and executive compensation and was composed of the former Chairman of the Board of Directors, the former Chief Executive Officer and one other director. The reorganized Board of Directors created a new Governance Committee and a new Compensation Committee, which are each comprised entirely of independent, non-management directors. The Governance Committee acts as the nominating committee.

Audit Committee

         The Company  has an Audit  Committee  established  in  accordance  with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for appointment of the independent auditors and oversees the internal and external audit functions. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement. The members of the Audit Committee are Howard B. Smith, III, Chair, Harold G. Cushman, Jr. and H. Buck Cutts. Each member of the Audit Committee is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Audit Committee met 12 times in 2005.

 Compensation Committee

         The Compensation Committee makes recommendations to the Board of Directors concerning the compensation for the senior officers of the Company. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The current members of the Committee are Richard M. Lovelace, Chair, Howard B. Smith, III and H. Buck Cutts. Each member of the Compensation Committee is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Compensation Committee met five times during 2005.

Governance Committee

         The Governance Committee of the Board of Directors currently functions as the nominating committee. The Governance Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement. In recommending director candidates, the Governance Committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Governance Committee will consider for nomination by the Board director candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a candidate to the Board for consideration as a Board of Directors' nominee, such shareholder must submit in writing to the Governance Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the Chairman of the Governance Committee at the Company's address and must be received no later than January 5 in any year for a potential candidate to be considered as a potential Board of Directors' nominee. The Governance Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Governance Committee candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the Board as potential Board of Directors' nominees if the shareholder recommendations are received later than January 5 in any year. However, shareholders may make their own nominations of director candidates for election at the annual meeting if they follow the procedures set forth in the Company's Bylaws. Such nominations must be made in writing and must be delivered or mailed to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The Bylaws further provide that the notice shall set forth certain information concerning such shareholder and his or her nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder, and the consent of each nominee to serve as Director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Nominations not made in accordance with this requirement may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

         The current members of the Governance Committee are Howard B. Smith, III, Chair, H. Buck Cutts and Richard M. Lovelace. Each member of the Governance Committee is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Governance Committee met four times in 2005.

         Prior to June 2005, the Executive Committee acted as nominating committee. The Executive Committee, which has since been eliminated, was comprised of W. Jennings Duncan, Willis J. Duncan and Harold G. Cushman, Jr., and met six times in 2005.

Director Attendance at Board and Committee Meetings and the Annual Meeting of Shareholders

         During 2005, the Company's Board of Directors met five times. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he served as Director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         The Company encourages, but does not require, directors to attend annual meetings of shareholders. All of the directors attended the 2005 Annual Meeting. All Directors are expected to attend the Company's 2006 Annual Meeting.

Shareholder Communications with the Board of Directors

         Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, CNB Corporation, Post Office Drawer 320, 1400 Third Avenue, Conway, South Carolina 29528. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder and the subject of the communication relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chair of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chair of such committee.

Code of Ethics

         The Company has adopted a code of ethics applicable to its principal executive officer and principal financial officer. All executive officers of the Company have acknowledged receipt of the CNB Corporation Code of Ethics for Senior Executive Officers and Senior Financial Officers and agreed to comply therewith.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Committee Report for the Period from June 14 through December 31, 2005

Overview

         In June of 2005, the Company effected a significant change in its management and Board structure. One of the concerns of the reorganized Board of Directors was that executive compensation decisions had previously been recommended by a three person committee controlled by the former Chairman of the Board and Chief Executive Officer of the Company and the Bank. Most of the non-management members of the Company had for some time been urging management to create a compensation committee comprised of independent directors, but former management had been unwilling to do so. The reorganization of the Board provided the opportunity to create a compensation committee comprised of independent directors, and such a committee was created to assist the Company and the Bank in developing and implementing changes to the Company's and the Bank's compensation practices.

         The Board of Directors believes that, to continue its success, the Company and the Bank must focus on retaining and attracting highly qualified key executives, officers and directors. Setting compensation levels that are competitive in the market is key to that initiative. Equally important with setting competitive levels of compensation is tying compensation to personal and company performance. Accordingly, the current Board of Directors is committed to developing an overall compensation program that is designed to attract, motivate, reward and retain senior management by providing competitive total compensation opportunities based on performance, leadership, teamwork and the creation of shareholder value.

         In addition to internal factors that affect the Company's compensation analysis, recent external factors are causing most public companies to conduct comprehensive reviews of executive officer compensation. Among others, those external factors include: pressures from institutional investor groups to reform executive compensation practices; increased scrutiny by the Securities and Exchange Commission of executive officer compensation practices and disclosure of executive compensation; the actions of the Financial Accounting Standards Board with respect to accounting for stock options (SFAS 123(R)); and changes in the tax laws with respect to certain aspects of deferred compensation arrangements. The focus of these factors is the establishment and disclosure of practices which can be rationalized in terms of the market and the interests of the companies and their shareholders.

History of Compensation Determinations prior to June 14, 2005

         As noted above, prior to June 14, 2005, neither the Company nor the Bank had a compensation committee comprised of independent Board members. Compensation was recommended by an Executive Committee composed of the Company's highest two executive officers, the former Chairman of the Board and former Chief Executive Officer of the Company, and one non-management director. The former Executive Committee recommended not only the compensation of all senior officers of the Company and the Bank, but also the compensation of the Chairman of the Board and the Chief Executive Officer.

         According to Compensation Committee Reports of the former Executive Committee included in the Company's proxy statements for the annual meetings of shareholders in 2005, 2004, 2003, 2002 and 2001, the compensation of the former Chief Executive Officer and the other executive officers was not tied directly to corporate performance or any measure thereof. Instead, the Compensation Committee Reports asserted that much emphasis was placed on the Job Evaluation Salary Administration Program (JESAP) Committee in making compensation decisions. According to the prior years' Compensation Committee Reports, the JESAP Committee was composed of seven Bank officers, and was charged with responsibility for establishing job position descriptions; applying values to each job position in the form of a salary range; and obtaining salary surveys at a local, regional, and national level to determine that salary ranges were consistent with the industry and peers. The JESAP Committee used an independent management consulting firm to aid it in this process.

         The Compensation Committee Reports for these prior years further stated that, for each Bank employee, including the former Chief Executive Officer and all executive officers, a salary minimum, midpoint, and maximum was established. The Compensation Committee Report contained in the proxy statement for the 2005 annual meeting of shareholders represented that, for fiscal 2004, all executive officer salary levels were within salary guidelines as established by the JESAP process, but the report did not state whether salaries were at maximum, midpoint or minimum of the guidelines. In fact, the December 2004 JESAP report indicated that compensation for all of the executive officers of the Bank was below the midpoint established by the JESAP process, and the former Chief Executive Officer's compensation was more than 15% below the mean reflected in results included in the 2004 JESAP report of a survey by the South Carolina Bankers Association. Furthermore, the Compensation Committee Reports contained in the proxy statements for the annual meetings of shareholders in each of 2004, 2003, 2002 and 2001 stated that all executive officer salary levels for the years covered by those proxy statements were below the midpoint as established by the JESAP process.

Creation of the Compensation Committee in June 2005

         Because of the concerns of a majority of the non-management directors about the Company's and the Bank's continuing failure to pay competitive salaries to both executive management and other employees, and concerns about the conflicts of interest that had pervaded earlier decisions about levels of compensation, one of the first actions the Board took after its restructuring in June 2005 was to appoint a new Compensation Committee comprised entirely of non-management directors.

         The new Compensation Committee has undertaken to design an overall compensation strategy that is intended to:

          o Compensate executives fairly and commensurate with their relative duties and responsibilities within the Company and/or the Bank;
          o    Compensate  executives  with  competitive  salaries  based  on  a comparison of their positions with positions at financial institutions of a similar size in the Company's market area; and
          o Align performance criteria on which compensation decisions are based with Company performance and shareholder interests.

Compensation Philosophy, Components of Compensation and Performance Measures

         The  Board  has  adopted  a  Compensation   Committee   Charter/Mission
Statement and compensation philosophy which breaks out executive compensation into the following components:

          o    Base salary;
          o    Performance based bonuses;
          o    Phantom stock awards;
          o    Annual incentives/bonuses;
          o    Long-term incentives (equity or cash);
          o    Retirement benefits; and
          o Other benefits and perquisites comparable to those provided by peer institutions.

         The Compensation Committee expects to set base salaries at least at the median of base salaries paid by financial institutions of similar size in its market area based on competitive data provided by compensation consultants.

         The Compensation Committee plans to review and award incentive compensation for 2006 based on individual performance with reference to specified criteria, a departure from the pre-June 14, 2005 practice pursuant to which bonuses to executive management were awarded on an across the board percentage methodology, without the scrutiny or consideration of individual performance criteria. The factors that the Compensation Committee expects to base incentive compensation decisions on will be related to annual compensation and the specific relationship of corporate performance to the following:

          o    return on assets;
          o    regulatory rating;
          o    growth in average net assets year to year;
          o    earnings per share growth;
          o    return on equity;
          o    loan growth;
          o    past due loans as a percentage of gross loans;
          o    net charge offs as a percentage of average gross loans;
          o    criticized assets as percent of capital; and
          o classified assets (substandard, doubtful, loss) as a percentage of capital.

Compensation Consultants

         The Compensation Committee has hired Clark Consulting, Inc. to assist the Compensation Committee in setting appropriate levels of compensation, including:

          o Collecting and analyzing market data for comparably sized and located peer institutions;
          o    Reviewing all elements of  compensation  to offer a clear picture of the Company's and the Bank's current compensation programs;
          o    Examining the Company's  and the Bank's  compensation  program in relation to peer financial institutions and evaluating how well it supports the Company's stated objectives;
          o Evaluating the structure of the existing annual and long-term incentive programs to ensure that they are objective-based, performance-driven and understandable to participants; and
          o Providing recommendations and assistance for optimizing the compensation program, by integrating all elements of the compensation program into a total compensation package that is targeted at transforming the current program into one that motivates increased performance and shareholder value.

Increases in Executive Officer Compensation after June 14, 2005

         To   temporarily   address  the   inequities   existing  in   executive
compensation  at the  time of  reorganization  of the  Board,  the  Compensation

Committee increased the base salaries of the positions of President and Chief Executive Officer by 19.7% and Executive Vice President by 11.2% over the compensation previously authorized for these positions. These increases were based on data derived from the consulting reports provided to the JESAP for the prior year.

         The Compensation Committee also recommended to the Board of Directors that the Company enter into employment agreements with Messrs. Hucks and Dusenbury. Such agreements were entered into in June of 2005 and are discussed under the caption "--Executive Employment Agreements."

         In  considering  the  salary  increases  and   recommendation   of  the
employment agreements, the Compensation Committee took into account a number of factors, including the following:

          o The 2004 JESAP report indicated that compensation for all executive management of the Company and the Bank was below the average of financial institutions in the surveys used by the independent management consulting firm retained by the JESAP Committee;
          o Concern that the Company and the Bank would not be able to retain their executive management for an extended period of time at existing compensation levels;
          o The Committee's concern that loss of Mr. Hucks or Mr. Dusenbury would have a significantly adverse effect on the business and operations of the Company and the Bank;
          o Mr. Hucks and Mr. Dusenbury would be assuming expanded duties and responsibilities; and
          o The employment contracts would include various restrictive covenants and provisions beneficial to the Company and the Bank, including confidentiality and non-competition provisions to which Messrs. Hucks and Dusenbury had not previously been subject.

Executive Officer Incentive Compensation for 2005 and 2006 Base Compensation

         In connection with determining the year-end 2005 bonuses and 2006 base salaries for R. Phil Hucks, Paul R. Dusenbury and William R. Benson, the Compensation Committee used comparative data from the JESAP consulting reports upon which the Company and the Bank have historically based compensation decisions because this was the only comparative data available to the Committee at the time these decisions had to be made.

         Short-term and intermediate-term discretionary compensation was calculated at $1,000 plus 12 % of salary, adjusted for merit. This component was the same level as awarded in 2004. Long-term discretionary compensation was calculated at 6% of salary, adjusted for merit, an increase over the 4% of salary level awarded for 2004, as a result of stronger growth in earnings per share. Long-term discretionary compensation has historically been paid in the form of phantom stock units. However, for 2005, the Compensation Committee decided not to award phantom stock units while it reassesses the use of this form of compensation with the compensation consultant, and this component of discretionary compensation was, therefore, paid in cash.

 Richard M. Lovelace, Jr., Chair      H. Buck Cutts      Howard B. Smith, III

                           Summary Compensation Table

                                                                       Annual Compensation (1)
                                                 --------------------------------------------------------------------
Name and                                                                                              All Other
Principal Position                                   Year            Salary          Bonus         Compensation(4)
------------------                                   ----            ------          -----         ---------------
R. Phil Hucks (2)                                     2005         $ 202,408        $ 46,542          $ 35,794
     President and Chief Executive Officer            2004           162,096          25,314            37,608
                                                      2003           155,844          24,377            36,798

Paul R. Dusenbury                                     2005         $ 175,077        $ 40,393          $ 17,607
     Executive Vice President and Chief               2004           150,300          23,545            22,587
     Financial Officer                                2003           144,504          22,676            23,383

William R. Benson                                     2005         $ 115,638        $ 27,019          $ 12,394
     Senior Vice President

W. Jennings Duncan (3)                                2005         $ 128,048        $      -          $  7,044
     Former President and Chief                       2004           183,360          28,504            29,548
     Executive Officer                                2003           176,304          27,446            30,162

----------------------------------------
(1) The value of perquisites did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.
(2) Mr. Hucks was appointed President and Chief Executive Officer June 14, 2005. Prior to June 14, 2005, Mr. Hucks was Executive Vice President.
(3) Mr. Duncan served as President and Chief Executive Officer until June 14, 2005.
(4)  Comprised of the following contributions by the Company in 2005:

                                               Profit                  Executive               Phantom Stock
                                               Sharing                Supplemental               Deferred
                                                Plan                  Income Plan            Compensation Plan
                                                ----                  -----------            -----------------
R. Phil Hucks                                  $16,193                  $19,601                   $  -0-
Paul R. Dusenbury                              $14,006                  $ 3,601                   $  -0-
William R. Benson                              $ 9,251                  $ 3,143                   $  -0-
W. Jennings Duncan                             $ 7,044                  $   -0-                   $  -0-

Pension Plan Disclosure

         The Conway National Bank has a defined contribution pension plan that covers all employees who have attained age twenty-one and have a minimum of one year of service. Upon ongoing approval of the Board of Directors, the Bank matches one hundred percent of employee contributions up to three percent of salary deferred, and fifty percent of employee contributions in excess of three percent and up to five percent of salary deferred. The Board of Directors may also make discretionary contributions to the Plan. For the years ended December 31, 2005, 2004, and 2003, the Company contributed $624,000, $595,000 and
$558,000, respectively, under the plan.

Executive Supplemental Income Plan and Phantom Stock Deferred Compensation Plan

         The Board of Directors of The Conway National Bank provides supplemental benefits to certain key officers, under The Conway National Bank Executive Supplemental Income (ESI) Plan and a Phantom Stock Deferred Compensation Plan. The following summary discussion of certain provisions of these plans is qualified in its entirety by reference to the plans which have been filed with the Securities and Exchange Commission. These plans are not qualified under the Internal Revenue Code. These plans are unfunded, but certain benefits under the ESI Plan are presently expected to be paid with funds provided by insurance policies owned by the Bank on the lives of the covered employees.

Executive Supplemental Income Plan

         Under the provisions of the ESI Plan, the Bank and the participating employees have executed agreements providing each employee (or his beneficiary, if applicable) with a pre-retirement death benefit and a post-retirement annuity benefit. The ESI Plan is designed to encourage executive officers to continue their employment by providing increased benefit levels as their years of service increase. The ESI plan provides participating employees with a pre-retirement death benefit based on a percentage of the employee's current compensation. The ESI agreement's post-retirement benefit is designed to supplement a participating employee's retirement benefits from Social Security in order to provide the employee with a certain percentage of his final average income at retirement age. Upon normal retirement age, R. Phil Hucks, Paul R. Dusenbury and William R. Benson are eligible to receive fifteen annual payments of $30,827, $28,379 and $12,553, respectively. While the employee is receiving benefits under the ESI Agreement, the agreement prohibits the employee from competing with the Bank and requires the employee to be available for consulting work for the Bank. The ESI Agreement may be amended or revoked at any time prior to the employee's death or retirement, but only with the mutual written consent of the employee and the Bank. The ESI Agreements require that the employee be employed at the Bank at the earlier of death, disability or retirement to be eligible to receive, or have his beneficiary receive, benefits under the agreement.

Phantom Stock Deferred Compensation Plan

         Under the Phantom Stock Deferred Compensation Plan, certain key employees are provided phantom stock units by the Bank at its discretion. Each unit is equivalent in value to one share of the Company's stock at market value. The number of units is required to be equitably adjusted and restated to reflect changes in the number of common shares outstanding resulting from stock splits, stock dividends, stock issuances, and stock redemptions. The number of units is also required to be equitably adjusted and restated to reflect cash dividends paid to Company common shareholders. The units are credited with appreciation, if any, in the market value of the unit as compared to the initial value per unit. The cash value of the units, together with interest, is paid to the employee in installments after the employee's death, retirement or separation from service. No stock is issued to employees pursuant to the plan.

Executive Compensation Agreements

         The Company has entered into Executive Compensation Agreements with R. Phil Hucks, its President and Chief Executive Officer, and Paul R. Dusenbury, its Executive Vice President and Chief Financial Officer. Under each of the agreements, the employment period commenced on June 14, 2005, and will continue until June 14, 2010 (unless terminated sooner pursuant to the terms therein), with automatic successive one-year extensions, unless the executive is given 90 days written notice of non-renewal. Mr. Huck's employment agreement provides for an initial annual base salary of $230,000, and Mr. Dusenbury's employment agreement provides for an initial base salary of $190,000, each of which may be increased at the discretion of the Board of Directors. Each of Mr. Hucks and Mr. Dusenbury is eligible for an annual target bonus opportunity of 25% of his base salary and a maximum bonus payout of two times the target bonus.

         Each agreement provides that, if the executive's employment is terminated by Company and the Bank other than for Cause (as defined in the agreement)or by the executive for Good Reason (as defined in the agreement) then the executive shall be entitled to receive severance pay equal to 100% of his base salary for the balance of the term and any bonus payable thereunder in respect of a period which ends prior to such termination. In addition, CNB and the Bank are required to pay the executive liquidated damages equal to the product of (i) the number years remaining in the term of the employment agreement as of the termination date and (ii) the sum of the executive's base salary and target bonus in effect as of the termination date, with such amount to be paid in a cash lump sum within 30 days following the termination date.

         The agreements also provide that the executives will participate in all other compensation plans or programs maintained by the Company for the benefit of other senior executives and benefit plans provided to all employees generally.

         The agreements also include non-competition and confidentiality provisions designed to prevent an executive from leaving the Company and using information and relationships obtained from the Company to compete against the Company.

         The foregoing is merely a summary of the provisions of the Employment Agreements, and is qualified in its entirety to the agreements, copies of which have been filed with the Securities and Exchange Commission.

Performance Graphs

         The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

         However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2005 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share, and cash dividends per share, along with Return on Equity (ROE) and Return on Assets
(ROA) percentages.

         The following performance graph compares the Company's cumulative total shareholder return over the most recent 5-year period with both the NASDAQ Composite Index and The Carson Medlin Company's Independent Bank Index (an index published by The Carson Medlin Company, Investment Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank index is the compilation of the total return to shareholders over the past 5 years of a group of 25 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The banks included in the peer group are:

  Name                                              City                   State
  ----                                              ----                   -----
  Auburn National Bancshares, Inc.                  Auburn                   AL
  United Security Bancshares, Inc.                  Thomasville              AL
  TIB Financial Corp.                               Key Largo                FL
  Seacoast Banking Corp.                            Stuart                   FL
  Centerstate Banks of Florida, Inc.                Winter Haven             FL
  Fidelity Southern Corp.                           Atlanta                  GA
  Southeastern Banking Corporation                  Darien                   GA
  Southwest Georgia Financial Corp.                 Moultrie                 GA
  PAB Bankshares, Inc.                              Valdosta                 GA
  Uwharrie Capital Corp                             Albermarle               NC
  Four Oaks Fincorp, Inc.                           Four Oaks                NC
  Bank of Granite Corp.                             Granite Falls            NC
  Carolina Trust Bank                               Lincolnton               NC
  FNB Financial Services Corp.                      Reidsville               NC
  CNB Corporation                                   Conway                   SC
  Peoples Bancorporation, Inc.                      Easley                   SC
  Wilson Bank Holding Company                       Lebanon                  TN

  Name                                              City                   State
  ----                                              ----                   -----
  First Pulaski National Corporation                Pulaski                  TN
  National Bankshares, Inc.                         Blacksburg               VA
  FNB Corporation                                   Christiansburg           VA
  American National Bankshares, Inc.                Danville                 VA
  Central Virginia Bankshares, Inc.                 Powhatan                 VA
  Virginia Financial Group.                         Culpepper                VA
  C&F Financial Corporation                         West Point               VA
  First Century Bankshares, Inc.                    Bluefield                WV

         The total five-year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 2000. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization is consistent with the preparation of the NASDAQ total return index.

         The Company believes the Independent Bank Index is a more relevant standard by which community bank should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index, more closely reflects the actual trading patterns of community bank stocks.

         Returns assume a beginning stock index price of $100 per share and reinvestment of dividends. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock, the information is based on a limited number of transactions. Management has not ascertained that these transactions resulted from arm's length transactions and the prices may not be indicative of the market value of the common stock.

                                    2000    2001    2002    2003    2004    2005
                                    ----    ----    ----    ----    ----    ----
CNB CORPORATION ................     100     111     124     155     166     199
INDEPENDENT BANK INDEX .........     100     124     154     210     249     252
NASDAQ INDEX ...................     100      79      55      82      89      91

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Board are Richard M. Lovelace, Jr., H. Buck Cutts and Howard B. Smith, III. Richard M. Lovelace, Jr., Chairman of the Compensation Committee, has provided legal services to the Company and the Bank in the past and is expected to continue to do so in the future.

Compensation of Directors

         In 2005, Directors who were not Bank officers received $750 for each monthly meeting of the Board of Directors and an additional $250 for each committee meeting attended. The Chairman of the Audit Committee received an additional $75 per Audit Committee meeting attended. Beginning in 2006, Directors who are not Bank officers will receive $750 for each monthly meeting of the Board of Directors and an additional $250 for each committee meeting attended. The Chairman of the Audit Committee will continue to receive an additional $75 per Audit Committee meeting attended.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors, and 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of copies of such reports received and written representations, the Company believes that during the fiscal year ended December 31, 2005, all Section 16(a) reports were filed in a timely manner.

                              CERTAIN TRANSACTIONS

         The Company's directors, principal shareholders, executive officers and their affiliates are customers of and have transactions with the Bank in the ordinary course of business. Included in such transactions are outstanding loans and commitments, all of which were made on comparable terms, including interest rates and collateral as those prevailing at the time for other customers of the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features. Loans outstanding to such persons at December 31, 2005 totaled $2,269,000. Richard M. Lovelace, Jr., a director of the Company and the Bank, has provided legal services to the Company and the Bank in the past and is expected to continue to do so in the future.

         Willis J. Duncan, who was Chairman of the board of Directors of the Company until June 2005 and currently serves as a director, received compensation of $42,295 for his service as an executive officer of the Company through June 2005. Additionally, pursuant to the terms of the Executive

Supplemental Income Plan, Mr. Duncan is entitled to annual payments of $9,650 per year for a period of fifteen years, which commenced in 1999. Payment of these amounts has been deferred by Mr. Duncan.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

         The Board of Directors of the Company has chosen Elliott Davis, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006, and recommends that the shareholders of the Company ratify this appointment. Representatives of Elliott Davis, LLC are expected to be present at the Annual Meeting.


Fees Billed By Independent Auditors

            Elliott Davis, LLC served as the Company's auditor during the fiscal years ended December 31, 2005 and 2004. The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis, LLC for the fiscal years ended December 31, 2005 and 2004.

                                                             Year Ended                          Year Ended
                                                          December 31, 2005                  December 31, 2004
                                                          -----------------                  -----------------
Audit Fees ......................................             $ 55,650                           $46,500
Audit-Related Fees ..............................               34,425                            27,500
Tax Fees ........................................                9,980                             6,390
All Other Fees ..................................                8,300                            11,502
                                                              --------                           -------
  Total .........................................             $108,355                           $91,892
                                                              ========                           =======

Audit Fees. This category includes the aggregate fees billed for professional services rendered by Elliott Davis, LLC for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2005 and 2004 and for reviews of the financial statements included in the Company's reports on Forms 10-Q. These fees include amounts paid or expected to be paid for each respective year's audit. Reimbursements for travel and other out-of-pocket expenses are not included.

Audit-Related Fees. This category includes the aggregate fees billed in 2005 and 2004 for assurance and related services rendered by Elliott Davis, LLC that are reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported under "Audit Fees." These services principally include assistance with, and issuance of consents for, various filings with the SEC, and the examination of the Company's assertions regarding internal controls in accordance with the Federal Deposit Insurance Corporation Improvement Act and the Sarbanes-Oxley Act.

Tax Fees. This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2005 and 2004. These services were primarily for the preparation of state and federal tax returns for the Company and its subsidiary. Additionally, Elliott Davis, LLC assists the Company with tax compliance and provides limited tax consultation services.

All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2005 and December 31, 2004. These other services consisted of audits of the 401(k) plan.

Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Auditors

The Audit Committee substantially pre-approves all audit and non-audit services and fees provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. The terms and related fees of the 401(k) engagement are reported to the Audit Committee.

All of the principal accounting services and fees reflected in the table, unless otherwise noted, were reviewed and approved by the Audit Committee. Substantially all of the services were performed by individuals employed by the independent auditor.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the Company's independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement of Auditing Standards 61. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1, and has discussed with Elliott Davis, LLC their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

   Harold G. Cushman, Jr.          H. Buck Cutts          Howard B. Smith, III

                                 OTHER BUSINESS

         The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

         The Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Audit Committee Report and the Stock Performance Graphs are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

                                                                      Appendix A

                                 CNB CORPORATION
                                       AND
                            THE CONWAY NATIONAL BANK
                                     CHARTER
                                       OF
                  THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


Establishment

There is hereby established, as a committee of the Board of Directors, an audit committee. The audit committee shall be composed of directors, designated from time to time by the Board of Directors, who are not employees of the Corporation or its subsidiaries and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as members of the committee. Members of the audit committee shall also have the ability to read and understand fundamental financial statements. Members of the audit committee shall be subject to the same standards of conduct as every member of the Board of Directors and nothing contained in this Charter shall be deemed to have added to or increased those standards.

Delegation of Authority

The Board of Directors hereby delegates to the audit committee the authority to do the following and all things incidental thereto:

1) To appoint the independent auditors to be engaged by the Corporation, to establish the audit fees of the independent auditors and to pre-approve any non-audit services provided by the independent auditors, including tax services, before the services are rendered.

2) To review the scope of the proposed audit for the current year, the audit procedures to be used, and, at the conclusion thereof, to meet with the independent auditors and financial management to review such audit, including any comments or recommendations of the independent auditors and to discuss with the independent auditors their independence.

3) To review and evaluate the performance of the independent auditors, to review with the full Board of Directors any proposed discharge of the independent auditors and, after such review with the full Board of Directors, to discharge the independent auditors.

4) To oversee the internal audit function of the Corporation and to review and approve the proposed internal audit plan for the coming year and the coordination of such plan with the independent auditors.

5) To review summaries of findings from completed internal audits along with management's responses thereto, and to review progress reports on the current internal audit plan along with explanations for any deviations from the original plan.

6) To review and concur in the appointment, replacement, reassignment, or dismissal of any director of internal auditing or person with similar functions.

7) To review with the independent auditors and management the adequacy of the Corporation's internal controls and any significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto.

8) To review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and filed with the Securities and Exchange Commission.

9) To review with the independent auditors and management any changes in accounting principles, any serious difficulties or disputes with management encountered during the audit and any matters required to be discussed by the independent auditors pursuant to SAS No. 61.

10) To establish and implement procedures for the receipt and investigation of submissions, anonymously or otherwise, by employees of concerns regarding accounting or auditing matters.

11) To investigate any matter brought to its attention within the scope of its authority.

12) To hire outside counsel, accountants or other consultants as the audit committee may determine will be useful to it in connection with the use of its authority.

13) To consult with management regarding any aspect of the Corporation's financial information, recordkeeping and reporting.

14) To make recommendations to the full Board of Directors regarding any aspect of the Corporation's financial information, recordkeeping and reporting.

Meetings

1) The audit committee shall meet at such times and such places as it shall from time to time determine. All meetings may be conducted by telephone or other legally permissible means. A majority of the members of the audit committee shall constitute a quorum.

2) The audit committee may ask members of management or others to attend any part of any of its meetings and provide pertinent information as it may request.

3) The audit committee will prepare minutes of any actions taken by it for inclusion in the minutes of the Board of Directors.

Continuing Education

Members of the audit committee are encouraged to enhance their knowledge of accounting and related matters by participating in continuing education programs. The Corporation will reimburse the reasonable costs of participating in such programs.

Amendment or Repeal of Charter

The Board of Directors may amend or repeal this charter and the authority of the audit committee at any time.

Adopted by the Audit Committee of the Board of Directors:  November 8, 2005

                                                                      Appendix B

                                 CNB CORPORATION
                     CORPORATE GOVERNANCE COMMITTEE CHARTER

Establishment of Committee

The Corporate Governance Committee (the "Committee") shall be appointed by the Board of Directors (the "Board") of CNB Corporation (the "Company") (i) to identify individuals qualified to become Board members, (ii) to recommend individuals to the Board for nomination as candidates for election to the Board,
(iii) to develop and recommend policies and procedures to govern the nomination process, and (iv) to develop and recommend principles of corporate governance for the Company to the Board. The Committee shall also have the authority to act on behalf of the Board of Directors with respect to all matters that may be delegated to a committee under South Carolina law. The Committee shall report to the Board on a regular basis.

Committee Membership and Qualifications

The Committee shall consist solely of three or more members of the Board, each of whom has been determined by the Board to meet the independence criteria of the NASDAQ Stock Market Marketplace rules. Members shall be appointed by the Board for such term or terms as the Board may determine, but may be removed at any time by the Board.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet when deemed necessary or desirable by its members or its chairperson.

Committee Purposes and Responsibilities

The following are the purposes and responsibilities of the Committee:

1. To recommend the number of directors who shall serve on the Board of Directors.

2. To identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the nominees of the Board to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy created in the office of director (including a vacancy created by an increase in the size of the Board), the Committee may recommend to the Board an individual to fill such vacancy either through election by the Board or through election by stockholders. In recommending candidates, the Committee shall take into consideration such factors as it deems appropriate based on the Company's current needs. These factors should include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, commitment to a significant financial investment in the Company, and the interrelation between the candidate's experience and business background and the experience and business backgrounds of other Board members, as well as the candidate's ability to devote the required time and effort to serve on the Board. The Committee should also consider potential director candidates recommended by shareholders if, in making such recommendations, the shareholders comply with the requirements of law and any other policies or criteria adopted by the Board.

3. To make an initial assessment through inquiries of Board members and nominees of whether such persons meet any independence criteria established by the Board and the Committee and to provide such information to the Board.

4. To review with the Board on an annual basis the skills and characteristics of the then current members of the Board based on the factors noted above.

5. To recommend to the Board, as appropriate, amendments to the articles of incorporation and bylaws of the Company.

6. To develop and recommend to the Board corporate governance guidelines applicable to the Company and to review those guidelines at least once a year.

7. To recommend to the Board directors to serve on each of the Board's committees.

8. To recommend to the Board a corporate philosophy and strategy governing director compensation and benefits, and to monitor the company's program of director compensation and benefits.

9. To generally advise the Board on matters affecting the Company and its business.

10. To consult with and provide assistance to management regarding the operation of the Company and the management of its affairs.

Delegation to Subcommittee

The Committee may, in its discretion and to the extent permitted by law, delegate all or a portion of its duties and responsibilities to a subcommittee of not less than two members of the Committee.

Delegation of Authority

The Board of Directors delegates to the Committee the authority and power to exercise the authority and powers of the Board of Directors with respect to all matters that the Committee shall deem to be necessary or convenient to the performance of its purposes and responsibilities and as to which such delegation is not prohibited by the South Carolina Business Corporation Act of 1988, as amended from time to time, or the Company's Articles of Incorporation or Bylaws.


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

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the authority to select and retain a consultant or search firm to be used to help identify director candidates, to terminate any such consultant or search firm, and to approve such consultant's or search firm's fees or other retention terms.

                                                                      APPENDIX C

                 ADDITIONAL INFORMATION CONCERNING PARTICIPANTS
            IN THE SOLICITATION OF PROXIES ON BEHALF OF THE BOARD OF
                          DIRECTORS OF CNB CORPORATION

         Under applicable SEC regulations, members of the CNB Corporation Board of Directors, the Board's nominees and certain CNB Corporation executive officers may be deemed to be "participants" with respect to the Board's solicitation of proxies in connection with the 2006 annual meeting of stockholders. The following sets forth important information about the persons who may be deemed "participants" in the Board's solicitation. Messrs. Jennings Duncan and Willis J. Duncan are not expected to solicit proxies on behalf of the Board of Directors.

         The principal occupations of the Company's directors, director nominees and executive officers who may be deemed participants in the solicitation are set forth under the caption "Information About Nominees, Directors Whose Terms will Continue after the Annual Meeting of Shareholders and Executive Officers" in this proxy statement. The names and business addresses of the organizations of employment of the Company's directors and director nominees who may be deemed to be participants in the Board's Solicitation are set forth below.

Name and Address
of Beneficial Owner                                  Business Address


James W. Barnette, Jr.                  Surfside Rent Mart
                                        P.O. Box 15422
                                        Surfside Beach, SC 29587

William R. Benson                       *

Harold G. Cushman, Jr.                  Retired

H. Buck Cutts                           Retired

Paul R. Dusenbury                       *

George H. Goldfinch, Jr.                Goldfinch Funeral Services
                                        P. O. Box 439
                                        Conway, SC 29528

M. Russell Holliday,  Jr.               Monroe  Management
                                        125 West Highway 401
                                        Galivants Ferry,  SC 29544

R. Phil Hucks                           *

Richard M. Lovelace, Jr.                Law Offices of Richard M. Lovelace, Jr.
                                        P. O. Box 1704
                                        Conway, SC 29526

Howard B. Smith, III                    Coastal Carolina University
                                        P.O. Box 291954
                                        Conway, SC 29528

* The Conway National Bank, 1400 Third Avenue, Conway, South Carolina 29526.

         The names of other persons or entities that may be deemed to be "associates" of the persons listed above under Rule 12b-2 of the Securities and Exchange Commission, and the number of shares owned by such persons, are set forth in the notes to the table under the caption "Security Ownership of Management."

Information Regarding Ownership Of Company Securities By Participants

         Except as described in the proxy statement, none of the persons listed above owns any CNB Corporation securities of record which they do not own beneficially. The number of shares of CNB Corporation common stock held by directors, director nominees and the named executive officers as of March 21, 2006, is set forth in the "Security Ownership of Management" section of the proxy statement.

Information Regarding Transactions In Company Securities By Participants

         Set forth below is information about purchases and sales of CNB Corporation common stock during the past two years by the persons listed above. None of the purchase prices or market values of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

         Richard M. Lovelace, Jr., William R. Benson and Harold G. Cushman are the only participants listed above who purchased or sold shares of CNB Corporation common stock during the past two years.

         On May 27, 2004, Mr. Lovelace sold 15 shares to his wife.

         On May 3, 2004, Mr. Benson's wife sold 85 shares to a trust of which Mr. Benson is trustee; and on August 11, 2004, Mr. Benson's wife sold his mother 70 shares and his wife also sold 225 shares to a trust of which Mr. Benson is trustee.

         On December 30, 2005, each of Harold G. Cushman and his wife purchased 110 shares.

Miscellaneous Information About Participants

         Other than with respect to the continued employment of persons who are currently executive officers of the Company, neither the Company nor any of the participants in the Board's solicitation of proxies, or any of their associates, has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                 CNB CORPORATION


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2006


         The undersigned hereby appoints R. Phil Hucks and William R. Benson, or either of them acting in the absence of the other, attorneys and proxies, with power of substitution, to vote all of the shares of the Common Stock of CNB Corporation, a South Carolina Corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Conway Banking Office of The Conway National Bank, 1411 Fourth Avenue, Conway, South Carolina, at 5:30 p.m., on May 9, 2006, and any adjournment thereof, revokes any proxy appointments previously given with respect to such meeting, and the undersigned hereby instructs said attorneys to vote:


1.       Election of   [ ] FOR all nominees listed  [ ] WITHHOLD AUTHORITY
         Directors.        below                        to vote for all nominees
                                                        listed below

                       [ ] WITHHOLD  AUTHORITY only on the following nominees:
                       _________________________________________________________
                       _________________________________________________________

                       Instructions: To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES:  Three Year Terms: William R. Benson,  Paul R. Dusenbury,
                             George H. Goldfinch, Jr.,  M. Russell Holliday, Jr.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.


2. To ratify the selection of Elliott Davis, LLC as independent auditors for the Company and its subsidiary for the year ending December 31, 2006.

        [ ]  FOR               [ ] AGAINST              [ ]  ABSTAIN

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.


Please sign exactly as name appears on label. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.




Dated:_____________,  2006            _________________________________________